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                                 EXHIBIT 23(c)


                         CONSENT OF ERNST & YOUNG LLP


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                                                                   EXHIBIT 23(C)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-85740) and related Prospectus of Intergraph Corporation for the registration of 1,079,738 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 1994 with respect to the consolidated financial statements of Intergraph Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

                                             Ernst & Young LLP

Birmingham, Alabama
November 28, 1994